UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 28, 2016

THE ALLSTATE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-11840	36-3871531
(State or other	(Commission	(IRS Employer
jurisdiction of incorporation)	File Number)	Identification No.)

2775 Sanders Road, Northbrook, Illinois    60062

(Address of principal executive offices)    (Zip Code)

Registrant’s telephone number, including area code: (847) 402-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01.                                        Entry into a Material Definitive Agreement

On November 28, 2016, Allstate Non-Insurance Holdings, Inc. (“ANIHI”), a  direct, wholly-owned subsidiary of the Registrant, entered into an Agreement and Plan of Merger with SquareTrade Holding Company, Inc. (“SquareTrade”), Piazza Merger Sub Inc., a direct, wholly-owned subsidiary of ANIHI (“Merger Sub”), Shareholder Representative Services LLC, as the Equityholder Representative, and the Registrant, solely for the limited purpose set forth therein (the “Merger Agreement”), pursuant to which ANIHI agreed to acquire SquareTrade for approximately $1.4 billion in cash through the merger of Merger Sub with and into SquareTrade, subject to the terms and conditions set forth therein (the “Transaction”).

The Merger Agreement contains customary representations and warranties as well as covenants by each of ANIHI and SquareTrade. SquareTrade has agreed, among other things, subject to certain exceptions, to conduct its business in the ordinary course of business consistent with past practice between the date of the Merger Agreement and the closing of the Transaction, and not to take certain specified actions during such period.

The Transaction is expected to close in January 2017.  The closing of the Transaction is subject to the expiration or termination of all applicable waiting periods (and any extensions thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, obtaining the required notification from the Financial Conduct Authority of the United Kingdom of Great Britain and Northern Ireland pursuant to the Financial Services and Markets Act (2000) of the United Kingdom of Great Britain and Northern Ireland, the full time and active employment of certain employees of SquareTrade as of the closing, the absence of a material adverse effect on SquareTrade and its subsidiaries, and certain other customary closing conditions.

The Registrant intends to acquire SquareTrade utilizing corporate cash and debt issuance, subject to market conditions.

The Merger Agreement has been filed herewith as Exhibit 2.1, and the description set forth above is qualified in its entirety by the full terms and conditions of the Merger Agreement.

The above description of the Merger Agreement and the copy of the Merger Agreement attached hereto have been included to provide investors with summary information regarding its terms. The Merger Agreement contains representations and warranties made by and to the parties thereto as of specific dates. The statements embodied in those representations and warranties were made for purposes of that contract between the parties and are subject to qualifications and limitations agreed by the parties in connection with negotiating the terms of that contract. In addition, certain representations and warranties were made as of a specified date, may be subject to a contractual standard of materiality different from those generally applicable to investors, or may have been used for the purpose of allocating risk between the parties rather than establishing matters as facts.

Item 7.01 — Regulation FD

The Registrant’s press release dated November 28, 2016, announcing the Transaction is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The press release is furnished and not filed, pursuant to Instruction B.2 of Form 8-K.

The Registrant will conduct a teleconference and webcast at 8 a.m. Central Time on November 29, to discuss the acquisition. The investor webcast can be accessed at www.allstateinvestors.com. For those unable to participate in the live event, a webcast replay and downloadable MP3 file will be posted on the company’s website shortly after the event ends.

Forward-Looking Statements

This current report on Form 8-K contains “forward-looking statements” that anticipate results based on our estimates, assumptions and plans that are subject to uncertainty. These statements are made subject to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements do not relate strictly to historical or current facts and may be identified by their use of words like “plans,” “seeks,” “expects,” “will,” “should,” “anticipates,” “estimates,” “intends,” “believes,” “likely,” “targets” and other words with similar meanings. We believe these statements are based on reasonable estimates, assumptions and plans. However, if the estimates, assumptions or plans underlying the forward-looking statements prove inaccurate or if other risks or uncertainties arise, actual results could differ materially from those communicated in these forward-looking statements. Factors that could cause actual results to differ materially from those expressed in, or implied by, the forward-looking statements may be found in our filings with the U.S. Securities and Exchange Commission, including the “Risk Factors” section in our most recent Annual Report on Form 10-K. Forward-looking statements speak only as of the date on which they are made, and we assume no obligation to update or revise any forward-looking statement.

Section 9 — Financial Statements and Exhibits

Item 9.01.                                        Financial Statements and Exhibits.

(d)                                 Exhibits

Exhibit No.	Description

2.1

Agreement and Plan of Merger, dated as of November 28, 2016, among SquareTrade Holding Company, Inc., Allstate Non-Insurance Holdings, Inc., Piazza Merger Sub Inc., Shareholder Representative Services LLC, and the Registrant. (Certain schedules and exhibits to the Agreement and Plan of Merger are omitted pursuant to Item 601(b)(2) of Regulation S-K.  The Registrant agrees to furnish to the Securities and Exchange Commission, upon request, a copy of any omitted schedule or exhibit.)

99.1	Registrant’s press release dated November 28, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE ALLSTATE CORPORATION
(Registrant)

	By:	/s/ Daniel G. Gordon
	Name:	Daniel G. Gordon
	Title:	Vice President, Assistant General Counsel and Assistant Secretary

Date: November 28, 2016